UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2011

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01   Other Events

On June 28, 2011, Kenexa Corporation and its subsidiaries (“Kenexa”) and Taleo Corporation and its subsidiaries (“Taleo”) (together, the “parties”) entered into a settlement agreement and other related documents resolving all outstanding litigations between the parties (“Settlement Agreement”).  As a result of the Settlement Agreement, all litigations between the parties will be dismissed with prejudice.  The Settlement Agreement also includes a license of certain Kenexa intellectual property to Taleo and a license of certain Taleo intellectual property to Kenexa.  The net cash effect associated with all intellectual property licenses and settlement of litigations was a $3.0 million payment by Taleo to Kenexa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: July 5, 2011	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer